Sensata Technologies Raises Fourth Quarter 2020 Revenue Guidance and Announces Date for Fourth Quarter and Full-Year 2020 Financial Results

SWINDON, United Kingdom – January 8, 2021 – Sensata Technologies (NYSE:ST), a global industrial technology company and a leading provider of sensor-rich solutions that create insights for customers, today announced an update to its fourth quarter 2020 revenue guidance originally provided on October 28, 2020.

"We saw increased and sustained business activity during the fourth quarter, especially in our Automotive and Industrial businesses, which translated into higher orders and deliveries than initially anticipated” said Jeff Cote, CEO and President of Sensata. “We now expect fourth quarter 2020 revenue to be in the range of $902 to $907 million as compared to our prior guidance of $810 to $850 million provided at the time of our third quarter earnings announcement. We will provide additional detail when we report fourth quarter results in early February.”
Fourth quarter and full-year 2020 earnings announcement
Sensata Technologies plans to disclose its fourth quarter and full-year 2020 financial results on Tuesday, February 2, 2021, at 6:00 a.m. Eastern Time. Sensata will host a live conference call and webcast on the same day at 8:00 a.m. Eastern Time to discuss the results and business trends. The webcast and subsequent replay will be available on the investor relations page of the Company’s website at http://investors.sensata.com.

Investors can also listen to the earnings call live via telephone by dialing 1-844-784-1726 or 1-412-380-7411 and referencing the Sensata Q4 2020 Financial Results Conference Call. A replay of the call will be available until February 9, 2021. To access the replay dial 1-877-344-7529 or 1-412-317-0088 and enter confirmation code: 10151035.

About Sensata Technologies

Sensata Technologies is a leading industrial technology company that develops sensors, sensor-based solutions, including controllers and software, and other mission-critical products to create valuable business insights for customers and end users. For more than 100 years, Sensata has provided a wide range of customized, sensor-rich solutions that address complex engineering requirements to help customers solve difficult challenges in the automotive, heavy vehicle & off-road, industrial and aerospace industries. With more than 21,000 employees and operations in 11 countries, Sensata’s solutions help to make products safer, cleaner and more efficient, electrified, and connected. For more information, please visit Sensata’s website at www.sensata.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, the impact of COVID-19 on the Company’s business and the global economy, commodity prices, the impact of restructuring actions and the Company's success in implementing its operating strategy. The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

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Media Contact:	Investor Contact

Alexia Taxiarchos	Jacob Sayer
Head of Media Relations	Vice President, Finance
+1 (508) 236-1761	+1 (508) 236-1666
ataxiarchos@sensata.com	jsayer@sensata.com